As filed with the Securities and Exchange Commission on February 12, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BreitBurn Energy Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-3169953 (I.R.S. Employer Identification No.)
515 South Flower Street, Suite 4800 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

BreitBurn Energy Partners L.P. 2006 Long-Term Incentive Plan, as Amended

(Full Title of the Plan(s))

Halbert S. Washburn 515 South Flower Street, Suite 4800 Los Angeles, California 90071 (213) 225-5900 (Name, address, and telephone number, including area code, of agent for service)
Copies to: Steven B. Stokdyk Latham & Watkins LLP 633 West Fifth Street, Suite 4000 Los Angeles, California 90071 (213) 485-1234

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common units representing limited partner interests to be issued under the BreitBurn Energy Partners L.P. 2006 Long-Term Incentive Plan, as amended	6,700,000 common units	$21.94	$146,998,000	$5,778

(1)
The registration fee for such common units was calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Act”), based on the average of the high ($22.33) and low ($21.54) prices of the common units as reported on the NASDAQ Global Select Market on February 8, 2008.

(2)	Amount to be Registered multiplied by the Proposed Maximum Offering Price Per Share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified by Part I of Form S-8 (plan information and registrant information) will be sent or given to participants in the BreitBurn Energy Partners L.P. Long-Term Incentive Plan, as amended, as specified by Rule 428(b)(1) of the Act. In accordance with Rule 428 of the Act (“Rule 428”) and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Act. BreitBurn Energy Partners L.P. (the “Partnership”) shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2). Upon request, the Partnership shall furnish to the Commission or its staff a copy of any or all of the documents included in the file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, which were filed by the Partnership with the Commission pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	The Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed on April 2, 2007;

(b)
The Partnership’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2007, filed on May 15, 2007; for the quarter ended June 30, 2007, filed on August 14, 2007; and for the quarter ended September 30, 2007, filed on November 14, 2007;

(c)
The Partnership’s Current Reports on Form 8-K filed on January 24, 2007; February 23, 2007; March 5, 2007 (except for matters reported under Item 7.01); May 22, 2007; May 29, 2007 (as amended by the Partnership’s Form 8-K/A filed on August 10, 2007) (except for matters reported under Item 7.01); May 31, 2007 (as amended by the Partnership’s Form 8-K/A filed on August 10, 2007) (except for matters reported under Item 7.01); August 14, 2007 (except for matters reported under Item 2.02); September 12, 2007 (except for matters reported under Item 7.01); September 13, 2007 (except for matters reported under Item 7.01); September 17, 2007; November 2, 2007 (except for matters reported under Item 7.01); November 6, 2007 (excluding Exhibit 99.2 thereto) (as amended by the Partnership’s Form 8-K/A filed on December 17, 2007 and Form 8-K/A filed on January 7, 2008); November 13, 2007 (except for matters reported under Item 2.02); December 27, 2007; December 28, 2007; January 4, 2008; January 7, 2008; and February 5, 2008 (except for matters reported under Item 7.01); and February 12, 2008.

(d)
The description of the Partnership’s common units contained in the Partnership’s Registration Statement on Form 8-A filed under the Exchange Act on September 29, 2006, including any amendment or report filed for the purpose of updating such description.

All documents filed with the Commission by the Partnership pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. The Partnership is not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

Under the Partnership’s agreement of limited partnership (the “Partnership Agreement”), in most circumstances, the Partnership will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

(1)	the Partnership’s general partner (the “GP”);

(2)	any departing general partner;

(3)	any person who is or was an affiliate of the GP or any departing general partner;

(4)	any person who is or was an officer, director, member, partner, fiduciary or trustee of any entity described in (1), (2) or (3) above;

(5)
any person who is or was serving as an officer, director, member, partner, fiduciary or trustee of another person at the request of the GP or any departing general partner or any affiliate of the GP or any departing general partner provided that a person will not be an indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodian services; and

(6)	any person designated by the GP.

Any indemnification under these provisions will only be out of the Partnership’s assets. Unless it otherwise agrees, the GP will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable the Partnership to effectuate indemnification. The Partnership may purchase insurance against liabilities asserted against and expenses incurred by persons for the Partnership’s activities, regardless of whether it would have the power to indemnify the person against liabilities under the Partnership Agreement.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit	Description
5.1*	Opinion of Latham & Watkins LLP

10.1†
BreitBurn Energy Partners L.P. 2006 Long-Term Incentive Plan
effective as of October 10, 2006 (incorporated herein by reference to
Exhibit 10.5 to Amendment No. 3 to the Partnership’s Registration
Statement on Form S-1 filed with the Commission on September 19,
2006)

10.2†
Amendment to BreitBurn Energy Partners L.P. Long-Term Incentive
Plan (incorporated herein by reference to Exhibit 10.1 to the
Partnership’s Current Report on Form 8-K filed with the
Commission on December 28, 2007)

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2*	Consent of PricewaterhouseCoopers LLP

23.3*	Consent of PricewaterhouseCoopers LLP

23.4*	Consent of PricewaterhouseCoopers LLP

23.5*	Consent of PricewaterhouseCoopers LLP

23.6*	Consent of PricewaterhouseCoopers LLP

23.7*	Consent of Deloitte & Touche LLP

23.8*	Consent of Deloitte & Touche LLP

23.9*	Consent of Netherland, Sewell & Associates, Inc.

23.10*	Consent of Schlumberger Data and Consulting Services

24.1*	Power of Attorney (set forth on the signature page of this registration statement)

† Incorporated by reference.
* Filed herewith.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 12th day of February 2008.

BREITBURN ENERGY PARTNERS L.P.

By:	BREITBURN GP LLC
Its:	General Partner

/s/ Randall H. Breitenbach
By: Randall H. Breitenbach
Title: Co-Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of the Partnership hereby constitute and appoint Halbert S. Washburn, Randall H. Breitenbach and James G. Jackson each with full power to act with full power of substitution and resubstitution, as our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this registration statement and hereby ratify and confirm all that such attorney-in-fact or his or her substitute shall lawfully do or case to be done by virtue hereof.

Pursuant to the requirements of the Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ Halbert S. Washburn Halbert S. Washburn	Co-Chief Executive Officer and Director of BreitBurn GP, LLC	February 11, 2008

/s/ Randall H. Breitenbach Randall H. Breitenbach	Co-Chief Executive Officer and Director of BreitBurn GP, LLC	February 11, 2008

/s/ James G. Jackson James G. Jackson	Chief Financial Officer of BreitBurn GP, LLC	February 11, 2008

/s/ Lawrence C. Smith Lawrence C. Smith	Controller of BreitBurn GP, LLC	February 11, 2008

/s/ Greg L. Armstrong Greg L. Armstrong	Director of BreitBurn GP, LLC	February 11, 2008

/s/ Thomas W. Buchanan Thomas W. Buchanan	Director of BreitBurn GP, LLC	February 11, 2008

/s/ Randall J. Findlay Randall J. Findlay	Chairman of the Board of Directors of BreitBurn GP, LLC	February 11, 2008

/s/ Grant D. Billing Grant D. Billing	Director of BreitBurn GP, LLC	February 11, 2008

/s/ Gregory J. Moroney Gregory J. Moroney	Director of BreitBurn GP, LLC	February 11, 2008

/s/ Charles S. Weiss Charles S. Weiss	Director of BreitBurn GP, LLC	February 11, 2008

EXHIBIT INDEX

Exhibit	Description
5.1*	Opinion of Latham & Watkins LLP

10.1†
BreitBurn Energy Partners L.P. 2006 Long-Term Incentive Plan
effective as of October 10, 2006 (incorporated herein by reference to
Exhibit 10.5 to Amendment No. 3 to the Partnership’s Registration
Statement on Form S-1 filed with the Commission on September 19,
2006)

10.2†
Amendment to BreitBurn Energy Partners L.P. Long-Term Incentive
Plan (incorporated herein by reference to Exhibit 10.1 to the
Partnership’s Current Report on Form 8-K filed with the
Commission on December 28, 2007)

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2*	Consent of PricewaterhouseCoopers LLP

23.3*	Consent of PricewaterhouseCoopers LLP

23.4*	Consent of PricewaterhouseCoopers LLP

23.5*	Consent of PricewaterhouseCoopers LLP

23.6*	Consent of PricewaterhouseCoopers LLP

23.7*	Consent of Deloitte & Touche LLP

23.8*	Consent of Deloitte & Touche LLP

23.9*	Consent of Netherland, Sewell & Associates, Inc.

23.10*	Consent of Schlumberger Data and Consulting Services

24.1*	Power of Attorney (set forth on the signature page of this registration statement)

† Incorporated by reference.
* Filed herewith.